                                                                     EXHIBIT 5.2

                                                   May 7, 2007

Plant Engineering Consultants, LLC
c/o Altra Industrial Motion, Inc.
14 Hayward Street
Quincy, Massachusetts 02171

Ladies and Gentlemen:

     We have acted as special Tennessee counsel to Plant Engineering Consultants, LLC, a Tennessee limited liability company (the "Tennessee Guarantor"), in connection with the proposed issuance by Altra Industrial Motion, Inc., a Delaware corporation (the "Issuer"), of up to $105,000,000 aggregate principal amount of 9% Senior Secured Notes due 2011 (the "Exchange Notes") and the issuance by the Guarantors of their Guarantees (the "Exchange Guarantees") with respect to the Exchange Notes in exchange for a like principal amount of the Issuer's outstanding 9% Senior Secured Notes due 2011 and their related Guarantees (the "Exchange Offer"). Capitalized terms used herein and not otherwise defined herein shall have the meanings herein as defined in the Indenture (as hereinafter defined).

     We understand the Exchange Notes and the Exchange Guarantees will be issued under an Indenture, dated as of November 30, 2004, as amended by the First Supplemental Indenture, dated as of February 7, 2006, the Second Supplemental Indenture, dated February 8, 2006, the Third Supplemental Indenture, dated April 24, 2006, the Fourth Supplemental Indenture, dated March 21, 2007 and the Fifth Supplemental Indenture, dated April 5, 2007 (collectively, the "Indenture"), among the Issuer, the Guarantors named therein and The Bank of New York Trust Company, N.A., as trustee. The terms of the Exchange Guarantees are contained in Article Ten of the Indenture and the applicable Supplemental Indentures. This Opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

     In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

     (a) the Indenture;

     (b) the Exchange Guarantees (contained in Article Ten of the Indenture);

     (c) a certified copy of the Articles of Organization of the Tennessee Guarantor, as filed with the Tennessee Secretary of State on December 30, 2004, and a copy of the Operating Agreement of the Tennessee Guarantor, dated as of December 22, 2004 (the "Operating Agreement");

     (d) a copy of certain resolutions of the sole member of the Tennessee Guarantor adopted on April 5, 2007;

     (e) a Certificate of Existence from the Tennessee Secretary of State, dated May 3, 2007, attesting to the "good standing" of the Tennessee Guarantor in such jurisdiction.

     In addition, we have examined such other documents, agreements, and certificates as we have deemed necessary or appropriate as a basis for the opinion set forth below.

                                   ASSUMPTIONS

     In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. We assume that the Operating Agreement in the form reviewed by us is the Operating Agreement of the Tennessee Guarantor as currently in effect and that the Operating Agreement has not been amended, modified or terminated. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Tennessee Guarantor and its officers and other representatives and of public officials, and have assumed that such matters remain true and correct through the date hereof. We have further assumed that the Indenture is the valid and binding obligation of each party thereto other than the Tennessee Guarantor, enforceable against such other parties in accordance with its terms.

     We understand that you are separately receiving an opinion of Weil, Gotshal & Manges, LLP with respect to the execution, delivery and performance of the Exchange Notes by the Issuer. We express no opinion regarding that opinion or the matters addressed therein, and all of such matters are assumed herein without considering the effect of any assumptions, limitations, or qualifications contained in that opinion.

     Members of this Firm are admitted to practice in the State of Tennessee and certain members of the Firm are admitted to practice in the State of New York. Our opinions herein relating to the laws of the State of New York are given by such members on behalf of the Firm. We express no opinion as to the laws of any jurisdiction other than the laws of the State of Tennessee and the laws of the State of New York.

     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

     1. The execution, delivery and performance of the Exchange Guarantee by the Tennessee Guarantor have been duly authorized by all necessary limited liability company action on the part of the Tennessee Guarantor.

     2. The Exchange Guarantee of the Tennessee Guarantor, when duly and validly executed and delivered on behalf of the Tennessee Guarantor in accordance with the terms of the Indenture and as contemplated by the Registration Statement (as hereinafter defined) and duly authenticated by the Trustee, will constitute the valid and binding obligation of the Tennessee Guarantor.



                                 QUALIFICATIONS

          The opinions expressed above are subject to the following qualifications:

     (i) Enforcement may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting creditor's rights generally.

     (ii) No opinion is expressed on (a) the laws, statutes and ordinances, administrative decisions, rules and regulations and other legal requirements of counties, towns, municipalities and political subdivisions of Tennessee or New York, or (b) any law or regulation concerning securities, taxation, labor, employee benefits, environmental protection, antitrust or unfair competition.

     (iii) We express no opinion as to whether a subsidiary may guarantee or otherwise become liable for indebtedness incurred by its parent, except to the extent such subsidiary may be determined to have benefited from the incurrence of such indebtedness by its parent, or whether such benefit may be measured other than by the extent to which the proceeds of the indebtedness incurred by the parent are directly or indirectly made available to such subsidiary for its corporate purposes. For purposes of our opinion, we have assumed the Tennessee Guarantor will benefit from the extension of credit to the Issuer, to the extent necessary to make the Exchange Guarantee a valid limited liability company act of the Tennessee Guarantor.

     (iv) With respect to our opinion in Paragraph 2 above, we express no opinion with respect to actions to occur pursuant to the Indenture or the Exchange Guarantee after the date hereof.

     We hereby consent to the filing of this opinion, or copies thereof, as an exhibit to the Registration Statement on Form S-4 (the "Registration Statement") filed by the Issuer with the Securities and Exchange Commission (the "Commission") relating to the Exchange Offer and to the use of our name therein and in the related prospectus under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

     This opinion is given as of the date hereof, and we disclaim any obligation to update this opinion letter after the date hereof. This opinion is rendered only to the addressee and is solely for its benefit in connection with the above transactions. This opinion may not be relied upon by the addressee for any other purpose, or quoted to or relied upon by any other person, firm, corporation, or other entity for any purpose without our prior written consent.

                                        Very truly yours,

                                        /s/ Waller Lasden Dortch & Davis, LLP
                                        ---------------------------------------